UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): May 3, 2010

                             MPM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

        WASHINGTON                   0-14910                 81-0436060
(State or other jurisdiction       (Commission             (IRS Employer
    Of incorporation)              File Number)          Identification No.)

                        199 Pomeroy Road, Parsippany, NJ
                    (Address of principal executive office)

      Registrant's telephone number (including area code): (973) 428-5009


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written  communications  pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c)


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Item  1.01  Entry  into  a  Material  Definitive  Agreement

The registrant announced that on May 3, 2010, it's wholly owned subsidiary MPM Mining Inc had entered into a joint venture agreement with Forbes Financial Group to develop the company's mining properties. The agreement stipulates that MPM Mining will supply all mining data, claims, assay results, geophysical data and equipment to the venture. Forbes Financial Group will provide no less than $5,000,000 of initial financing to the joint venture to commence operations.

MPM Mining Inc. is an exploration and development company which owns or controls through leases 15 patented lode claims amounting to approximately 300 acres in the historical Emery Mining District, Powell County, Montana.

Forbes Financial Group is a private consulting and investment company specializing in business plan development, strategies and tactical deployments, capital raising and financial advisory services for mergers, acquisitions and restructurings.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       MPM TECHNOLOGIES INC.

Date: May 3, 2010              By: /s/ Michael J. Luciano
                                   ----------------------
                                       Michael J. Luciano
                                       Chief Executive Officer and Chairman